UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): July 11, 2022

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Today ChargePoint Holdings, Inc. (“ChargePoint”) announced the appointment of Rick Wilmer, age 60, as Chief Customer and Operations Officer, effective July 11, 2022. Prior to joining ChargePoint, Mr. Wilmer served as the Head of Chowbotics at DoorDash, Inc., an online food delivery platform, since February 2021, after the acquisition of Chowbotics, Inc. by DoorDash. Previously, Mr. Wilmer served as Chief Executive Officer of Chowbotics, a manufacturer of a fresh food robot, from September 2019 until February 2021. Prior to Chowbotics, Mr. Wilmer served as the General Manager of Arista Networks, Inc.’s WiFi Business from August 2018 until September 2019 after the acquisition of Mojo Network, Inc. by Arista Networks in August 2018. Previously, Mr. Wilmer served as Chief Executive Officer of Mojo Networks, a provider of cloud-managed wireless networking, from December 2014 until September 2019. Mr. Wilmer received his B.S. in Chemistry from the University of California, Berkley.
In connection with his appointment as Chief Customer and Operations Officer, Mr. Wilmer entered into an employment offer letter with ChargePoint (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Wilmer will be paid an annual base salary of $400,000 ("Base Salary"), and Mr. Wilmer will be eligible to participate in the ChargePoint executive bonus program with a target bonus equal to 50% of his Base Salary. In addition, Mr. Wilmer will be eligible to receive a restricted stock unit award (“RSU Award”) with a target value of $3,500,000 and a performance restricted stock unit award (“PSU Award”) with a target value of $3,500,000. Both the RSU Award and PSU Award will be subject to vesting and other terms and conditions as set forth in the applicable agreement underlying such awards.
Mr. Wilmer has also entered into ChargePoint’s form of Severance and Change of Control Agreement in substantially the form as previously filed as Exhibit 10.19 to ChargePoint’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on May 28, 2021.
ChargePoint also expects to enter into its standard form of indemnification agreement with Mr. Wilmer. Mr. Wilmer has no family relationships with any of the executive officers or directors of ChargePoint. There are no arrangements or understandings between Mr. Wilmer and any other person pursuant to which he was designated as an officer of the Company or that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Wilmer as Chief Customer and Operations Officer is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated as of July 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex S. Jackson
Name: Rex S. Jackson
Title: Chief Financial Officer
Date: July 11, 2022